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                                                                     Exhibit 5.1



                                   May 3, 2000



SINA.com
1313 Geneva Drive
Sunnyvale, CA 94089

        Registration Statement on Form S-8

Ladies and Gentlemen

        We have examined the Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about May 4, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 499,958 ordinary shares pursuant to Sinanet.com 1997 Stock Plan, 257,464 ordinary shares pursuant to SRS International Ltd. 1997 Stock Option Plan, 4,686,208 ordinary shares under SINA.com 1999 Stock Plan, 2,193,750 ordinary shares under SINA.com 1999 Executive Stock Plan, 750,000 ordinary shares under SINA.com 1999 Directors' Stock Option Plan, and 3,750,000 ordinary shares under SINA.com 1999 Employee Stock Purchase Plan (collectively the "Shares"). As your counsel in connection with the Registration Statement, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

        It is our opinion that upon conclusion of the proceedings being taken or contemplated under the Plans or by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                             Sincerely,

                                             VENTURE LAW GROUP
                                             A Professional Corporation

                                             /s/  Tae Hea Nahm

                                             Tae Hea Nahm